SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                   FORM 8 - K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 6, 2003


                              NORTH VALLEY BANCORP
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          CALIFORNIA                   0-10652                 94-2751350
-------------------------------     -------------           ----------------
(State or Other Jurisdiction of     (File Number)           (I.R.S. Employer
         Incorporation)                                   Identification Number)




                    300 Park Marina Circle, Redding, CA 96001
              -----------------------------------------------------
              (Address of principal executive offices and zip code)



                                 (530) 226-2900
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              (Registrant's telephone number, including area code)

Item 5.  Other Events and Regulation FD Disclosure.

         The Board of Directors of the Registrant has authorized the execution of a Plan of Reorganization and Merger Agreement and the filing of the appropriate applications with the California Department of Financial Institutions and the Federal Reserve Bank of San Francisco to obtain approval of a proposed combination and merger of the Registrant's bank subsidiaries, Six Rivers Bank and North Valley Bank. The Merger Agreement contemplates a merger of Six Rivers Bank into North Valley Bank with North Valley Bank surviving and continuing its operations as a wholly-owned subsidiary of the Registrant.

         Following the merger, it is expected that (i) the name "Six Rivers Bank, a Division of North Valley Bank" will be used to identify the former offices of Six Rivers Bank as an operating division of North Valley Bank; (ii) the former directors of Six Rivers Bank who are currently not directors of the Registrant will remain affiliated with the Registrant in an advisory capacity;
(iii) the former officers of Six Rivers Bank will serve in similar capacities with such operating division; (iv) the current directors and officers of the Registrant will remain unchanged; (v) two of the current directors of Six Rivers Bank, who also serve on the Board of Directors of Registrant, will be appointed to the North Valley Bank Board of Directors; and (vi) the shareholders equity and financial condition of the Registrant on a consolidated basis, will not change in any material respect.

         It is anticipated that the merger will become effective in the first quarter of 2004. Consummation of the transactions contemplated by the Merger Agreement, including the merger, are subject to the prior approval of the California Department of Financial Institutions and the Federal Reserve Bank of San Francisco.


         On a separate matter, the Board of Directors of the Registrant has accepted the resignation of Douglas M. Treadway as a Director of Registrant and as a Director of North Valley Bank, effective October 24, 2003. Mr. Treadway previously held the position of President of Shasta Community College in Redding, California. This past summer, Mr. Treadway took a new position as President of Ohlone College in Fremont, California, and as a result of this new position relocated his residence to Fremont, California. Mr. Treadway advised the Board of Directors that the reason for his resignation was that with the responsibilities of his new position and the distance from Redding, it would be extremely difficult for him to devote sufficient time and effort to the performance of his duties as a Director

         The Board of Directors of the Registrant has determined that it will not name a replacement for Mr. Treadway at the present time, and therefore intends to reduce the size of the Board of Directors from ten members to nine members.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             NORTH VALLEY BANCORP


                                             By: /s/ EDWARD J. CZAJKA
                                                 -------------------------------
                                                 Edward J. Czajka
Dated:  November 6, 2003                         EVP & CFO